Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Second Quarter 2025 Results
and Declares Regular Quarterly Dividend of $0.32 per Share

Company to Host Conference Call on Thursday, July 31, 2025, at 11:00 a.m. Eastern Daylight Time

RENO, Nev., July 30, 2025 - (GLOBE NEWSWIRE) - - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on small and mid-sized businesses engaged in low-to-medium hazard industries, today reported financial results for its second quarter ended June 30, 2025.

Financial Highlights:
(All comparisons vs. the second quarter of 2024).
•Net income per diluted share decreased by 2%, from $1.25 to $1.23;
•Adjusted net income per diluted share decreased 56%, from $1.10 to $0.48;
•Gross premiums written decreased 2%, from $207.9 million to $203.3 million;
•Net premiums earned increased 6%, from $187.8 million to $198.3 million;
•Loss and loss adjustment expenses ratio increased from 57.9% to 70.7%;
•Commission expense ratio improved from 13.9% to 13.2%;
•Underwriting expense ratio improved from 22.4% to 21.7%;
•GAAP combined ratio increased from 94.2% (95.4% excluding LPT) to 105.6% (106.4% excluding LPT);
•Net investment income increased 1%, from $26.9 million to $27.1 million;
•Net realized and unrealized gains on investments increased from $2.2 million to $20.9 million;
•Record number of ending policies in-force of 134,421, a 5% increase; and
•Returned $31.4 million to stockholders through a combination of share repurchases and regular quarterly dividends.
Management Commentary
Chief Executive Officer Katherine Antonello commented: “Second quarter gross premiums written decreased slightly, with growth in smaller policy size bands offset by decreases within the middle market. Our focus on profitability over growth led to targeted underwriting actions and improved risk selection which impacted our ability and desire to grow at the same pace in certain classes and jurisdictions. Despite the reduction in gross premiums written, net premiums earned increased by 6%, and we ended the period with another record number of policies in-force, which were up 5% year-over-year.
In response to the rapid rise in cumulative trauma claims in California, we increased the accident year 2025 loss and LAE ratio on voluntary business from 66.0% in the first quarter to 69.0%. As a result of this increased loss activity, we reallocated observed favorable reserve development from accident years 2020 and prior to more recent accident years, which resulted in no net prior loss reserve development from our voluntary business during the quarter. We took this action to reflect the increased frequency of cumulative trauma claims we are experiencing in the more recent accident years and the level of uncertainty around this new trend. We intend to perform a full actuarial study in the third quarter.
Our commission expense ratio was 13.2%, versus 13.9% a year ago, driven by lower new business premiums. While our underwriting expenses increased slightly, our underwriting expense ratio decreased to 21.7% from 22.4% a year ago. We continue to find ways to reduce expenses by automating processes, delivering customer self-service capabilities, and utilizing artificial intelligence.
Lastly, we declared a regular quarterly dividend of $0.32 per share and continue to see attractive opportunities to return capital to our shareholders via share repurchases. These actions reflect our strong balance sheet, abundant underwriting capital, and the confidence in the Company’s future operations.”

Summary of Second Quarter 2025 Results
(All comparisons vs. the second quarter of 2024, unless otherwise noted).
Gross premiums written were $203.3 million, a decrease of 2%. The decrease was primarily driven by reductions in new business in the middle market. Net premiums earned were $198.3 million, an increase of 6%.
Losses and loss adjustment expenses were $140.1 million, an increase of 29%. The increase was primarily due to a higher current accident year loss and loss adjustment expense ratio of 69% and the absence of favorable prior accident year loss reserve development during the quarter. In addition, $5.5 million of loss and loss adjustment expense was recognized to increase the 2025 first quarter estimate, resulting in the calendar year loss and loss adjustment expense ratio of 70.7% (71.5% excluding LPT), versus 57.9% (59.1% excluding LPT).
Commission expense was flat at $26.1 million. The Company’s commission expense ratio was 13.2%, versus 13.9% a year ago. The decrease in the ratio was primarily related to lower agency incentive accruals, the increase in net premiums earned, and an increase in the proportion of renewal premiums, which are typically subject to a lower commission rate.
Underwriting expenses were $43.1 million, an increase of 2%. The Company’s underwriting expense ratio was 21.7%, versus 22.4% a year ago. Our increase in underwriting expenses was primarily related to a reduced internal allocation of underwriting expenses to loss adjustment expenses due to a refinement in assumptions. Excluding this allocation, underwriting expenses decreased by $3.0 million primarily driven by lower compensation-related expenses and depreciation and amortization costs offset by higher bad debt expense. Increased net earned premiums contributed to the lower underwriting expense ratio.
Net investment income was $27.1 million, an increase of 1%. The increase was primarily due to higher book yields on our fixed maturity securities.
Net realized and unrealized gains on investments reflected on the income statement were $20.9 million, versus $2.2 million. The increase is primarily attributable to increases in the fair value of the Company's equity securities holdings.
Income tax expense was $7.3 million (19.7% effective rate), versus $8.3 million (20.8% effective rate). The effective rates during each of the periods included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, deferred gain amortization and related adjustments, and tax credits utilized.
The Company’s book value per share including the deferred gain and computed after considering dividends declared was $49.44, an increase of 12.8% year-over-year and 3.1% for the second quarter of 2025. During the second quarter, this measure was favorably impacted by $7.4 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) and $16.6 million of net after-tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share computed after considering dividends declared of $51.68 increased by 8.2% year-over-year and 2.5% during the second quarter of 2025.
Third Quarter 2025 Dividend Declaration
On July 30, 2025, the Company’s Board of Directors declared a regular quarterly dividend of $0.32. The dividend is payable on August 27, 2025 to stockholders of record as of August 13, 2025.
Stock Repurchases
During the second quarter of 2025, the Company repurchased 482,000 shares of its common stock at an average price of $48.08 per share. During the period from July 1, 2025 through July 29, 2025, the Company repurchased a further 229,363 shares of its common stock at an average price of $46.44 per share. The Company currently has a remaining share repurchase authorization of $99.4 million.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, July 31, 2025 at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current or future levels of inflation, potential implications of increased tariffs, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in low-to-medium hazard industries. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, creating safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast, and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com and www.cerity.com.
Contact Information
Michael Pedraja (775) 327-2706 or mpedraja@employers.com